                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Koo Koo Roo, Inc.
Los Angeles, California

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-3360), in the Registration Statement on Form S-3 (333-23263) and in the Registration Statement on Form S-8 (33-81055) of our report dated March 5, 1997 relating to the consolidated financial statements of Koo Koo Roo, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                                        /s/ BDO SEIDMAN, LLP
                                        --------------------
                                        BDO SEIDMAN, LLP

Los Angeles, California

April 29, 1997